Exhibit 99.1

HANGER, INC. RECEIVES NYSE NOTICE REGARDING LATE FORM 10-K FILING

AUSTIN, Texas, March 23, 2015—Hanger, Inc. (NYSE: HGR) today announced that, as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, it has received a notice from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual.  The Company is also still working to complete and file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 as well as to prepare restated financial statements and amended periodic reports for certain other prior periods.

The NYSE has informed the Company that, under the NYSE’s rules, the Company will have six months, until September 17, 2015, to file its Form 10-K with the SEC.  The Company can, and intends to, regain compliance with the NYSE listing standards prior to such date by filing the Form 10-K with the SEC.  If the Company fails to file the Form 10-K prior to the NYSE’s compliance deadline, then the NYSE may grant, at its discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances.  The letter from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

The NYSE notice has no immediate effect on the listing of the Company’s common stock and it continues to be listed on the NYSE under the symbol “HGR.”  The NYSE previously assigned the Company’s symbol an “LF” indicator to signify the Company’s late filing status when the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

About Hanger, Inc.—Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (NYSE: HGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions to the broader market.  Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with in excess of 770 locations nationwide.  Through its Products & Services segment, Hanger distributes branded and private-label O&P devices, products and components, and provides rehabilitative solutions.  Steeped in over 150 years of clinical excellence and innovation, Hanger’s vision is to be the partner of choice for products and services that enhance human physical capability.  For more information on Hanger, visit www.hanger.com and follow us at www.Facebook.com/HangerNews, www.Twitter.com/HangerNews, and www.YouTube.com/HangerNews.

This press release contains certain “forward-looking statements” relating to the Company.  All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements.  These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions to its estimates or financial statements or to restate further its financial statements and other financial data for current or historical periods, the time required to complete the financial statements and other financial data and accounting review as well as the time required to prepare its periodic reports for filings with the Securities and Exchange Commission.  For additional information and risk factors that could affect the Company, see its Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission as well as the risk factor set forth within Item 8.01 of the Company’s Current Report on Form 8-K filed February 17, 2015.  The information contained in this press release is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

Contact: Russell Allen (512) 777-3800

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